EXHIBIT 10.16


                     SUBSCRIPTION AND STRUCTURING AGREEMENT


         AGREEMENT (this "Agreement"), made as of the ____ day of December, 2003, by and among POINT BLANK BODY ARMOR INC., a Delaware corporation ("Point Blank"), HIGHTOWER CAPITAL MANAGEMENT, LLC, a Delaware limited liability company ("Hightower"), and DHB INDUSTRIES, INC., a Delaware corporation ("DHB");

                              W I T N E S S E T H:

         WHEREAS, Point Blank is currently a wholly-owned subsidiary of DHB; and

         WHEREAS, Hightower wishes to participate, as a consultant to and/or representative of Point Blank, in the promotion and marketing of Point Blank's products, primarily to new customers located in the Middle East; and

         WHEREAS, Hightower believes that its ability to market Point Blank's products will be enhanced if it is an owner of Point Blank; and

         WHEREAS, in order to assist Hightower in its efforts as aforesaid, Hightower has requested, and DHB and Point Blank have agreed, subject to the terms and conditions of this Agreement, to permit Hightower to subscribe for and purchase a certain amount of the shares of common stock(the "Common Stock"), of Point Blank (as more fully set forth herein); and

         WHEREAS, Hightower currently owns and holds inventories of ballistic plates and other goods usable in Point Blank's ordinary business;

         WHEREAS, DHB is currently the sole shareholder of NDL Products; and

         WHEREAS, DHB and Hightower believe that it will be beneficial to the future business of Point Blank to increase the capital of Point Blank and for Point Blank to directly control NDL Products;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. SUBSCRIPTION. Subject to the terms and conditions of this Agreement, Hightower hereby subscribes for and agrees to acquire such number of shares of Common Stock of Point Blank (the "Shares") as have an aggregate value of $1,650,000, such number being calculated by dividing the appraised value of Point Blank (as determined in accordance with paragraph 3 below) by the 1,500 currently outstanding shares of Common Stock of Point Blank. The Shares shall at all times be held by Hightower subject to the terms and conditions of this Agreement.

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         2. PRICE CONSIDERATION.  The consideration payable by Hightower for the
Shares shall consist of first quality, good condition ballistic plates usable in
Point  Blank's  ordinary   business  and  having  an  aggregate  list  price  of
$1,650,000. Upon satisfaction of the conditions precedent set forth in paragraph 3 below, Hightower shall transfer and deliver to Point Blank such quantity of such first quality, good condition ballistic plates, in payment for the Shares. Upon receipt of such goods, Point Blank shall issue to Hightower a share certificate representing the Shares.

         3. CONDITIONS PRECEDENT. Hightower's obligation to purchase and pay for the Shares is subject to (a) Point Blank filing a certificate of amendment to its certificate of incorporation, increasing its authorized common shares to a number sufficient to permit the issuance of the Shares and the shares of Common Stock issuable pursuant to this paragraph 3 below, (b) DHB contributing to the capital of Point Blank a number of shares of common stock of NDL Products, Inc. ("NDL") having an aggregate appraised value equal to ten (10%) percent of the appraised value of Point Blank, in consideration of which Point Blank shall issue to DHB a number of shares of common stock of Point Blank having an equivalent value (calculated in accordance with the appraisal hereinafter described) to the additional capital contribution being made by DHB to Point Blank; PROVIDED, HOWEVER, that if the appraised value of NDL is less than ten (10%) percent of the appraised value of Point Blank, then this condition may be satisfied by DHB's contribution to the capital of Point Blank of (i) all of the outstanding shares of capital stock of NDL, and (ii) cash in an amount equal to the amount by which the appraised value of NDL is less than ten (10%) percent of the appraised value of Point Blank, in consideration of which Point Blank shall issue to DHB a number of shares of common stock of Point Blank having an equivalent value (calculated in accordance with the appraisal hereinafter described) to the additional capital contribution being made by DHB to Point Blank and (c) there shall not have occurred any material adverse affect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of Point Blank. DHB hereby confirms that it has engaged Empire Valuation Consultants, Inc. ("Empire") to perform appraisals of the businesses of Point Blank and NDL, and the parties hereby agree, for purposes of this Agreement, that the appraisal determinations rendered by Empire shall be final and binding. In the event that Empire has not rendered its written appraisals, or DHB fails to file the aforedescribed certificate of amendment and/or make the additional capital contribution to Point Blank in the amount contemplated herein, in either case on or before December 31, 2003, then this Agreement shall become null and void AB INITIO.

         4. RESTRICTIONS ON TRANSFER. The Shares shall at all times be subject to the following restrictions:

                  (a) Hightower shall not at any time sell, assign, transfer, alienate, pledge, hypothecate, or otherwise dispose of any legal or beneficial interest in any of the Shares (any such transaction being hereinafter referred to as a "Transfer"), unless (i) Hightower receives a BONA FIDE offer from an unaffiliated third party for the purchase of the Shares for cash, (ii) Hightower gives written notice of such offer to DHB, setting forth the name, address,

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telephone number and principal line of business of the proposed Transferee,  and the material terms and conditions of the proposed Transfer (including any relevant writings between Hightower and the proposed Transferee), and (iii) Hightower permits DHB to exercise an exclusive option, valid for a period of thirty (30) days after DHB's receipt of such written notice of proposed Transfer, to purchase (or to permit Point Blank to redeem) all (but not less than all) of the offered Shares at a cash purchase price equal to the purchase price pursuant to the BONA FIDE offer, and payable on the terms of the BONA FIDE offer. In the event that DHB fails to exercise its exclusive option within such thirty (30) day period, Hightower shall be permitted to effect the proposed Transfer solely to the Transferee and solely on the terms and conditions set forth in Hightower's notice of proposed Transfer, provided that, if such transaction is not completed within sixty (60) days after the expiration of DHB's exclusive option period hereunder, then the provisions of this paragraph 4(a) shall again be applicable. Any Transferee (other than DHB or Point Blank) which acquires any Shares shall also be subject to the provisions of this paragraph 4. Any Transfer in violation of this paragraph 4 shall be null and void and shall not be recognized by Point Blank for any purpose.

                  (b) In the event that, and at any time after, Hightower terminates (for any reason or for no reason) the business or consulting relationship between Point Blank and Hightower, DHB shall have the right to purchase (or to designate Point Blank to redeem) the Shares at a cash purchase price equal to the fair value thereof (without discount for non-marketability or minority interest) as of the close of the last full calendar month immediately preceding the date of DHB's notice of its exercise of its option hereunder, as determined by an independent appraiser selected by DHB and reasonably acceptable to Hightower. Such purchase or redemption shall be completed within thirty (30) days after receipt by DHB and Hightower of the appraiser's appraisal report

                  (c) The provisions of this paragraph 4 shall also be fully applicable to any and all shares or other securities which may be issued in respect of the Shares by reason of any stock split, stock dividend, combination of shares, recapitalization or other such event which may occur at any time and from time to time subsequent to the date hereof, and all such shares and other securities shall constitute part of the "Shares" for all purposes of this paragraph 4.

                  (d) The certificate(s) representing the Shares shall at all times bear a conspicuous legend giving notice of the existence and requirements of this Agreement.

         5. REPRESENTATIONS AND WARRANTIES.

                  (a) Each party hereby represents and warrants to each other party that (i) such party is a corporation or a limited liability company (as the case may be) duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, (ii) such party's execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate or company action (as the case may be), and (iii) this Agreement constitutes the valid and binding agreement of such party, enforceable against such party in accordance with its terms.

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                  (b) Each party further  represents  and warrants to each other party that the execution, delivery and performance by such party of this Agreement will not conflict with or result in a breach under (i) such party's organizational documents, (ii) any law or governmental regulation or (iii) any contract, agreement, note, mortgage, or other arrangement to which such party is bound, other than in the case of clauses (ii) and (iii), such conflicts or breaches as will not have a material adverse effect on such party.

                  (c) Each party further represents and warrants to each other party that the execution, delivery and performance by such party of this Agreement do not and will not require any consent, approval or authorization of, or filing of any notices of or with, any governmental or regulatory authority or any third party.

                  (d) DHB and Point Blank hereby further represent and warrant to Hightower that (i) the authorized and outstanding shares of capital stock of Point Blank consists only of 1,500 shares of Common Stock, all of which are fully paid and nonassessable, (ii) there are no outstanding options, warrants, convertible securities or other rights to purchase or acquire any capital stock of Point Blank, and (iii) upon Hightower's payment for the Shares in accordance with paragraph 2 above, the Shares will be duly authorized, validly issued, fully paid and nonassessable, and Hightower will acquire the Shares free and clear of all liens and encumbrances (other than such liens and encumbrances created by this Agreement or by Hightower.

                  (e) Hightower hereby further represents and warrants that (i) it has received to its satisfaction all information that it has requested with respect to DHB, Point Blank and NDL, (ii) it is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended, and (iii) it will be acquiring the Shares for its own account for investment, and not with a view to resale or distribution in violation of any federal or state securities laws.


                  (f) The parties intend that the transfers by DHB and Hightower to Point Blank described in this Agreement shall each be treated as a transfer solely in exchange for stock that is described in section 351 of the Internal Revenue Code of 1986, as amended, and agree to report the transfers for income tax purposes in a manner consistent with such characterization.

         6. NOTICES. Any notice pursuant to paragraph 4 above or under this paragraph 6 shall be in writing and shall be deemed to have been given when delivered personally, one (1) business day after being sent by reputable overnight courier with all charges prepaid or billed to the account of the sender, or five (5) days after being mailed by certified mail, return receipt requested, addressed (a) if to Point Blank, to it c/o DHB Industries, Inc., 555 Westbury Avenue, Carle Place, New York 11514, Attn: Dawn Schlegel, or at such other address as Point Blank may hereafter designate to Hightower by written notice, and (b) if to Hightower, to it at c/o Shearman & Sterling, 599 Lexington

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Avenue, New York, NY 10022 Attn: Andrew Noreuil,  Esq., or at such other address as Hightower may hereafter to designate to Point Blank by written notice.

         7. GENERAL.

                  (a) Neither this Agreement nor any of the terms or conditions hereof may be waived, amended or modified except by means of a written instrument duly executed by the party to be charged therewith. Any waiver or amendment shall only be applicable in the specific instance, and shall not constitute or be construed as a waiver or amendment in any other or subsequent instance. No failure or delay on the part of any party in respect of any enforcement of obligations hereunder shall in any manner affect such party's right to seek or effect enforcement at any other time or in respect of any other required performance.

                  (b) Neither this Agreement nor any rights or obligations hereunder may be assigned by any party without the express prior written consent of each other party.

                  (c) The captions and paragraph headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

                  (d) This Agreement, and all matters or disputes relating to the validity, construction, performance or enforcement hereof, shall be governed, construed and controlled by and under the laws of the State of New York.

                  (e) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (f)  This   Agreement   may  be  executed  in  any  number  of
counterparts, each of which shall be deemed to be an original hereof, but all of which together shall constitute one and the same instrument.

                  (g) Except as otherwise set forth or referred to in this Agreement, this Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.

                  (h) This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to claim or derive any benefit herefrom absent the express written consent of the party to be charged with such reliance or benefit.

                  (i) If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given

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circumstances, or excised from this Agreement, as the situation may require; and
this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

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         IN WITNESS WHEREOF,  the parties have executed this Agreement as of the date first set forth above.


                                       POINT BLANK BODY ARMOR, INC.



                                       BY________________________________


                                       HIGHTOWER CAPITAL MANAGEMENT, LLC



                                       BY_______________________________



                                       DHB INDUSTRIES, INC.



                                       BY_________________________________


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